Exhibit 5.1

May 29, 2026

FiEE, Inc.

3-33, 2-chome Utajima, Nishiyodogawa District

Osaka, Japan

Ladies and Gentlemen:

We have acted as counsel to FiEE, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by certain stockholders listed in the Registration Statement under the heading “Selling Stockholders” of up to an aggregate of 494,476 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), consisting of (i) an aggregate of up to 394,476 outstanding shares of Common Stock (the “PIPE Shares”) and (ii) an aggregate of up to 100,000 outstanding shares of Common Stock (the “Director Shares”). The PIPE Shares and the Director Shares are collectively referred to in this opinion letter as the “Shares” and each, as a “Share.” This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the offering of the Shares thereunder. For purposes of rendering this opinion, we have examined: (i) the Registration Statement; (ii) the Securities Purchase Agreement, dated as of January 30, 2026, by and among the Company and the Purchasers (as defined therein), as amended on February 28, 2026 (the “Purchase Agreement”); (iii) the Registration Rights Agreement, dated as of March 31, 2026, by and among the Company and the Purchasers (as defined therein) (the “Registration Rights Agreement”); (iv) the Director Agreement, dated as of April 29, 2025, by and between the Company and Chan Oi Fat (the “Director Agreement”); (v) the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 22, 2009, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on November 16, 2015, as amended by the Certificate of Designation of Series A Junior Participating Preferred Stock of the Company as filed with the Secretary of State on November 16, 2015, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on July 25, 2019, as amended by the Certificate of Amendment to the Amended and Restated Certificate of

Incorporation of the Company as filed with the Secretary of State on June 2, 2021 (the “June 2, 2021 Amendment”), as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on June 3, 2021, as corrected by the Certificate of Correction of Certificate of Amendment of the Company as filed with the Secretary of State on June 30, 2021 nullifying the June 2, 2021 Amendment, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on July 23, 2021, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on March 31, 2023, as amended by the Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of the Company as filed with the Secretary of State on January 26, 2024, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on March 6, 2024, as amended by the Amended and Restated Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of the Company as filed with the Secretary of State on October 8, 2024, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on February 27, 2025, and as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on August 1, 2025, providing for the Second Amended and Restated Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock of the Company (the “Certificate of Incorporation”); (vi) the Second Amended and Restated Bylaws of the Company adopted March 28, 2025 (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”); (vii) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) by unanimous consent in lieu of a meeting on April 26, 2025 approving the Director Agreement (the “2025 Board Resolutions”); (viii) resolutions adopted by the Board of Directors by unanimous consent in lieu of a meeting on January 30, 2026 approving the issuance and sale of the PIPE Shares, the Purchase Agreement, and the Registration Rights Agreement (the “2026 Board Resolutions” and, together with the 2025 Board Resolutions, the “Board Resolutions”); and (ix) a certificate of an officer of the Company, dated as of the date hereof. Other than our examination of the documents listed in (i) through (ix) above, we have not examined any other documents or made any independent investigation for the purpose of rendering this opinion.

For purposes of rendering our opinion below, we have not examined any document other than the documents listed above and assume there exists no provision in any document relating to the matters covered by our opinion below that we have not examined that is inconsistent with the documents listed above or our opinion below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

For purposes of this opinion letter, we have assumed that: (a) each document examined by us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) all signatures on each such document are genuine; and (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. We have further assumed (i) the legal capacity of natural persons, and (ii) that each party to the documents we have examined has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

In rendering our opinion below, we also have assumed that (i) in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”), the Shares will be evidenced by certificates, duly executed and delivered, or the Board of Directors will adopt resolutions providing that all shares of Common Stock shall be uncertificated prior to the issuance of the Shares and, within a reasonable time after the issuance of any such Shares, the registered owner of such Shares will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; (ii) other than the Purchase Agreement, the Registration Rights Agreement, and the Director Agreement, there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, within the meaning of Section 122(18) of the DGCL; (iii) the issuance of the Shares will not have the effect, directly or indirectly, of increasing the proportionate share of stock of the Company held by an interested stockholder (within the meaning of Section 203(c) of the DGCL; and (iv) the Board Resolutions have not been and will not be revoked, modified or amended. We have not verified any of the foregoing assumptions.

Our opinion set forth below are limited to the DGCL and reported judicial decisions interpreting the DGCL.

Based upon the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving our consent, we do not hereby admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Yours truly,

/s/ K&L Gates LLP
K&L Gates LLP

3